Exhibit 10

THE STILLWATER NATIONAL BANK AND TRUST COMPANY

DIRECTORS’ DEFERRED COMPENSATION PLAN

(2007 PLAN AGREEMENT)

____________________

Directors’ Deferred Compensation Agreement

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AGREEMENT, made this 28th day of December 2006, by and between James M. Johnson (the "Participant"), and Stillwater National Bank and Trust Company (the "Bank").

WHEREAS, the Bank has established the Stillwater National Bank and Trust Company Director’s Deferred Compensation Plan (the "Plan"), and the Participant is eligible to participate in said Plan:

WHEREAS, no election to defer 2007 compensation hereunder shall be valid unless made prior to January 1, 2007.

NOW THEREFORE, it is mutually agreed as follows:

1.	The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth herein, and, in accordance therewith, makes the following elections:
	(a)	The amount of compensation which the Participant hereby elects to defer is:
(i) Fifty percent (50%) of the amount of 2007 retainer(s) otherwise earned; and/or
(ii) Fifty percent (50%) all amounts of board and committee meeting fees during 2007.
	(b)	Percentages elected must be 0% or more than 10%.
	(c)	This election will continue in force until revoked by the Participant in a writing sent to the Bank, or until the Participant ceases service with the Bank, or until the Plan is terminated by appropriate corporate action, whichever shall first occur.
	(d)	Until distributed to the Participant, the amounts deferred pursuant to paragraph 1(a) hereof shall appreciate for each calendar quarter in a calendar year as though they were invested in an uninsured, nondeposit fund account having an annual return for each calendar quarter equal to one percentage point (1.00%) less than the annualized average interest rate earned (non-taxable equivalent) by the Bank on average interest-earning assets for the previous calendar quarter, as calculated in good faith by the Bank.
	(e)	The amounts deferred and any related accumulated income on such deferrals shall be distributed beginning during the first 15 days of January of:

 [Choose One]

		(i)	X Option I: the calendar year immediately following the year in which the Participant no longer serves as a director of the Bank and any of its successors or affiliates.
		(ii)	Option II: the year in which the Participant attains 72 years of age.
		(iii)	Option III: the later of the calendar year immediately following the year in which the Participant no longer serves as a director of the Bank and any of its successors or affiliates, and ______________, ______(a specific date not later than the year in which the Participant will attain 72 years of age).
2.	Provided that in no event may distributions begin before the earliest of (i) six months after the date on which Participant no longer serves as a director of the Bank and any of its successors or affiliates; (ii) the date of the Participant’s death; (iii) the date, if any, specified in Section 1(e)(iii), above; and, as defined for purposes of §409A, as defined below, and subject to the limitations thereof, (iv) the Participant’s disability, (v) the occurrence of an unforeseen financial emergency, and (vi) a change in ownership of the Bank or Southwest Bancorp, Inc, provided that, except as may be allowed by §409(A) no distribution may be made before (A) the expiration of six months after the date on which Participant no longer serves as a director of the Bank and any of its successors or affiliates, or (B) the Participant’s earlier death.
	(a)	The Participant, pursuant to the Plan, hereby elects to have the amount deferred and any related accumulated earnings distributed as follows:

[Choose One]

		(i)	X monthly over a ten-year period
		(ii)	monthly over a five-year period
		(iii)	monthly over a fifteen-year period, provided that if such election causes taxation of amounts deferred and/or accumulated deferred income or distributions thereof to be accelerated under applicable federal income tax law, such distribution shall be monthly over a ten-year period
		(iv)	in a lump sum
	(b)	All distributions made pursuant to the Plan and this Agreement will be made in cash.
3.	The Participant hereby designates the following to be his or her beneficiary and to receive the balance of any unpaid deferred compensation and related earnings:

Name: Laura S. Johnson

Address: _________________________________________________________________________

4.	Except for the beneficiary designation made in paragraph 3 hereof (which may be revised at any time and from time to time), the elections made herein shall be irrevocable with respect to (i) the time and method of payment of the amounts deferred during the term of the Agreement, and (ii) the deemed future investment on such amounts. Any changes to the elections made under Section 1(d) hereof by said Participant will be limited to the range of choices offered herein, if any, and shall be prospective only.
5.	The Bank agrees to make payment of the amount due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein.
6.	The Plan is an unfunded plan. The Participant and beneficiary are general, unsecured creditors of the Bank for the payment of benefits under this Agreement.
7.	The parties hereto intend that this Plan shall comply in all respects with Section 409A of the Internal Revenue Code as added by the American Jobs Creation Act of 2004 and related Internal Revenue Service regulations and procedures (together “§409A”). Accordingly, any term of this Plan that conflicts with §409A shall be amended to the extent necessary to remove such conflict (or shall be removed if necessary to comply with §409A) and any provision required by §409A shall be added, effective as of the date of this Agreement. It is the intent of the parties hereto that this Plan will be restated to reflect any such amendments or additions within a reasonable period following the publication of applicable final regulations and procedures by the Internal Revenue Service. This section shall not be deemed to amend Plans entered prior to the date hereof. Determination of compliance with §409A shall be made by the Bank in its good faith discretion.

 IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

       PARTICIPANT

       /s/ James M. Johnson

       James M. Johnson

       Participant

       STILLWATER NATIONAL BANK

       AND TRUST COMPANY

       /s/ Rick Green

       By Rick Green

       Its President and CEO